HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
                                    ________                 harttrinen@aol.com
                                  (303) 839-0061            Fax: (303) 839-5414


                                  June 28, 2021
CEL-SCI Corporation
8229 Boone Blvd. #802
Vienna, VA 22182


     This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 210,000 shares of common stock, all as referred to in the Registration Statement on Form S-3 (File No. 333-226558) (the "Registration Statement") filed with the Securities and Exchange Commission, declared effective by the Securities and Exchange Commission (the "Commission") on August 24, 2018, the prospectus included therein (the "Prospectus") and the prospectus supplement, dated June 8, 2021 (the "Prospectus Supplement"). The Prospectus Supplement pertains to an underwritten offering pursuant to an Amended and Restated Underwriting Agreement dated June 8, 2021 between the Company and Kingswood Capital Markets, division of Benchmark Investors, LLC. as Representative of the Several Underwriters.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement, the Prospectus and the Prospectus Supplement. In our opinion, the shares of common stock mentioned above have been duly authorized, and, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, will be legally and validly issued, fully paid and non-assessable shares of CEL-SCI's common stock.


                                  Very truly yours,

                                   HART & HART, LLC



                                   /s/ William T. Hart
                                  ----------------------
                                    William T. Hart